EXHIBIT 10.40

BOYD GAMING CORPORATION

DEFERRED COMPENSATION PLAN

Amendment No. One to Amended and Restated Plan

WHEREAS, Boyd Gaming Corporation (“Employer”) maintains the Boyd Gaming Corporation Deferred Compensation Plan for the Board of Directors and Key Employees (“Plan”); and

WHEREAS, the Employer desires to amend the Plan to change the Normal Retirement Date.

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2002, as follows:

1.	The definition of “Normal Retirement Age” in Article II is amended to read as follows:

“Normal Retirement Age” means Age 55 years.

2.	Section 8.1 is amended to read as follows:

Termination, Death or Disability. The Participant shall elect the payment option described in 8.3 below under which distribution will be made following his retirement. Such election shall be designated by the Participant in the Enrollment Agreement. However, if the Participant’s Termination, Death or Disability is prior to his Normal Retirement Age, the distribution will be in the form of a lump sum cash payment. Payment of benefits will begin as soon as administratively feasible after his Termination of Service provided that in no case will payment of benefits begin later than 60 days after the close of the Plan Year in which the Participant terminates service.

BOYD GAMING CORPORATION, a Nevada Corporation

By:	/s/ DONALD D. SNYDER
Name:	Donald D. Snyder
Its:	President